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                                                                     EXHIBIT 5.1



                      FORM OF OPINION OF LATHAM & WATKINS



                         [LATHAM & WATKINS LETTERHEAD]



                              September ___, 1996


FRD Acquisition Co.
18831 Von Karman Avenue
Irvine, CA  92714


     Re:  FRD ACQUISITION CO.
          REGISTRATION STATEMENT ON FORM S-1 AND FORM S-4 (FILE NO. 333-07601)

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 and S-4 (File No. 333-07601) of FRD Acquisition Co., a Delaware corporation (the "Company"), which you have filed with the Securities and Exchange Commission (the "Commission") on July 3, 1996, as amended by Amendment No. 1 filed with the Commission on August 23, 1996 and Amendment No. 2 filed with the Commission on September 6, 1996 (collectively, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of $156,897,000 principal amount of 12 1/2% Series B Senior Notes due 2004 (the "Notes").

     We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. We have examined, among other things, the terms of the Notes, and the indenture pursuant to which the Notes are to be issued. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Based upon the foregoing, we are of the opinion that, the Notes are legally valid and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency,

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FRD Acquisition Co.
September ___, 1996
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reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                                             Very truly yours,


                                             LATHAM & WATKINS


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